UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2008

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 200

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On May 12, 2008, the Compensation Committee of the Board of Directors of Novacea, Inc. (“Novacea”) approved retention bonus arrangements (the “Retention Bonus”) with each of John P. Walker, Chief Executive Officer and Chairman of the Board; Edward Schnipper, Executive Vice President and Chief Medical Officer; Amar Singh, Chief Commercialization Officer and Edward C. Albini, Vice President and Chief Financial Officer (the “Executives”).

The Retention Bonus is equal to 6 months of each Executive’s base salary and becomes payable upon the occurrence of certain corporate events, subject to such Executive’s continued employment by the Company through the date of the corporate event. If the Executive is terminated without cause prior to a specified corporate event but on or after the date Novacea enters into a definitive agreement that contemplates a specified corporate event, the Executive will receive the Retention Bonus within 30 days of his termination. Based on current salaries, and assuming each eligible Executive is paid the Retention Bonus, the Company estimates that such retention payments could total up to approximately $0.8 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2008	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer